Exhibit 2.29

Assessor’s Parcel Numbers:      001-18-602-003;
001-18-602-004

When recorded mail to:

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, Suite 3400

Los Angeles, California  90071

Attn:  Brandi Ehlers, Esq.

COLLATERAL ASSIGNMENT OF NOTES AND DEEDS OF TRUST

THIS COLLATERAL ASSIGNMENT OF NOTES AND DEEDS OF TRUST (“Assignment”) is made and entered into as of December 16, 2004, by and between OASIS INTERVAL OWNERSHIP, LLC, a Nevada limited-liability company (“Assignor”), and The Bank of New York Trust Company, N.A., a national banking association, as collateral agent, hereinafter referred to, together with its successors and assigns, in such capacity, as “Agent”.

R E C I T A L S:

WHEREAS:

A.            Assignor is the owner of certain parcels of real property which are situate in the County of Clark, State of Nevada and which are more particularly described on “Exhibit A” attached hereto (the “Land”).

B.            Reference is also made to that certain Indenture (as it may be hereafter renewed, extended, amended, restated or otherwise modified, the “Indenture”) executed concurrently or substantially concurrently herewith, by and among Virgin River Casino Corporation, a Nevada corporation, RBG, LLC, a Nevada limited-liability company, and B & B B, Inc., a Nevada corporation (collectively, the “Issuers”, which term includes any successors to any of such persons under the Indenture), and The Bank of New York Trust Company, N.A., a national banking association, as trustee (together with any entity which hereafter becomes a Trustee under the Indenture, the “Trustee”).  All capitalized terms which are used but not otherwise defined herein shall have the respective meanings and be construed herein as provided in the Indenture and any reference to a provision of the Indenture shall be deemed to incorporate that provision as a part hereof in the same manner and with the same effect as if the same were fully set forth herein.

C.            The Indenture provides, among other things, that the Issuers may issue up to the aggregate principal amount of One Hundred Twenty-Five Million and No/100 Dollars ($125,000,000.00) in Notes.

D.            It is a condition of the Notes that all of Assignor’s present and future right, title and interest in and to those certain Short Form Deeds of Trust With Assignments of Rents and Notes Secured By Deeds of Trust listed on Exhibit B attached hereto, and any similar instruments heretofore or hereafter executed for the benefit of Assignor (collectively, the “Pledged Documents”) be collaterally assigned to Agent for the benefit of Holders in consideration of the Notes upon the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency are hereby acknowledged:

1.             Assignor does hereby collaterally assign to Agent for the benefit of Holders, as security for the obligations under the Indenture, all of Assignor’s right, title and interest in, to and under the Pledged Documents, to have and to hold the same unto Agent for the benefit of Holders, as of the date hereof.

2.             This Assignment is made pursuant to and in accordance with the terms of the Indenture and the other Collateral Documents and is subject to the limitations set forth therein and to the restrictions contained in the Intercreditor Agreement.

3.             This Assignment shall be governed by the internal laws of the State of Nevada, without regard to principles of conflict of law.

4.             This Assignment may be executed in any number of separate counterparts with the same effect as if the signatures hereto and hereby were upon the same instrument.  All such counterparts shall together constitute one and the same document.

IN WITNESS WHEREOF, the undersigned has executed the foregoing Assignment as of the day and year first above written.

ASSIGNOR:

OASIS INTERVAL OWNERSHIP, LLC a Nevada limited-liability company

By:	/s/ Robert R. Black, Sr.
Name: Robert R. Black, Sr.
Title: Sole Manager

ACKNOWLEDGMENT

STATE OF NEVADA	)
) ss
COUNTY OF CLARK	)

Before me, the undersigned authority, on this day appeared Robert R. Black, Sr., known to me to be the person whose name is subscribed to the foregoing instrument, and acknwledged to me that he/she executed this instrument for the purposes and consideration expressed in the instrument

Given under my hand and seal of office on December 16, 2004.

[Notarial Seal:]

/s/ Kimberly Schroeder	Kimberly Schroeder
Notary’s Signature	Notary Public State of Nevada
No. 96-4320-1
Kimberly Schroeder	My appt. exp. July 18, 2008
Notary’s Typed Name

NOTARY PUBLIC

My commission expires: 7/18/08

EXHIBIT “A”
LEGAL DESCRIPTION

SEE ATTACHED

PARCEL 14-A: TIMESHARE PARCEL (PEPPERMILL)

THAT PORTION OF TRACT 42 OF SECTION 18, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.B. & M., ACCORDING TO THAT CERTAIN INDEPENDENT RESURVEY APPROVED APRIL 17, 1935 AND THAT PORTION OF GOVERNMENT LOT 8 OF SECTION 18, TOWNSHIP 13 SOUTH, RANGE 71 EAST M.D.B. & M., ACCORDING TO THAT CERTAIN INDEPENDENT RESURVEY ACCEPTED MAY 16, 1935 AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

LOT FOUR (4) AS SHOWN BY MAP THEREOF IN FILE 59 OF PARCEL MAPS, PAGE 21, IN THE OFFICE OF THE COUNTY RECORDER, CLARK COUNTY, NEVADA.

PARCEL 14-B:

A NON-EXCLUSIVE EASEMENT RUNNING TO THE BENEFIT OF LOT 4 AS SHOWN IN FILE 59 OF PARCEL MAPS PAGE 21, FOR INGRESS AND EGRESS OVER LOTS 1 AND 2 OF PARCEL MAP FILED IN FILE 59 OF PARCEL MAPS PAGE 21, AS SHOWN ON SAID PARCEL MAP, AND AS SET FORTH IN DECLARATION OF TIME SHARE COVENANT CONDITIONS AND RESTRICTIONS FOR PEPPERMILL PALMS RECORDED DECEMBER 23, 1998 IN BOOK 881223 AS DOCUMENT NO. 00882 OF OFFICIAL RECORDS; TOGETHER WITH THOSE CERTAIN RIGHTS GRANTED TO THE PEPPERMILL PALMS PROPERTY OWNERS ASSOCIATION AS SET FORTH IN GRANT OF NON-EXCLUSIVE LICENSE RECORDED MAY 15, 1996 IN BOOK 960515 AS DOCUMENT NO. 01731 OF OFFICIAL RECORDS.

PARCEL FIFTEEN (15): TIME SHARE PARCEL (GRAND DESTINATION)

THAT PORTION OF THE SOUTHWEST QUARTER (SW 1/4) OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 17 AND SOUTHEAST QUARTER (SE 1/4) OF THE NORTHEAST QUARTER (NE 1/4) OF SECTION 18, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.B. & M., DESCRIBED AS FOLLOWS:

PARCEL TWO (2) AS SHOWN BY MAP THEREOF IN FILE 80 OF PARCEL MAPS, PAGE 56, AS AMENDED BY CERTIFICATES OF AMENDMENT RECORDED OCTOBER 28, 1994 IN BOOK 941028 AS DOCUMENT NO. 01337 AND MARCH 15, 1995 IN BOOK 950315 AS DOCUMENT NO. 01033, IN THE OFFICE OF THE COUNTY RECORDER, CLARK COUNTY, NEVADA.

PARCEL 15-A:

A NON-EXCLUSIVE EASEMENT RUNNING TO THE BENEFIT OF PARCEL II FOR INGRESS, EGRESS, USE AND ENJOYMENT OF THE COMMON AREAS OF LOTS 1, 2, 3, AND 4 AS SHOWN ON THE PARCEL MAP FILED IN FILE 59 AT PAGE 21 OF PARCEL MAPS, AND AS SET FORTH IN THE DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS RECORDED NOVEMBER 15, 1995 IN BOOK 941115 A DOCUMENT NO. 01215 AND RE-RECORDED ON DECEMBER 14, 1994 IN BOOK 941214 AS DOCUMENT NO. 0131, AND AS SET FORTH IN THAT CERTAIN HOTEL FACILITIES USE AND EASEMENT AGREEMENT RECORDED NOVEMBER 17, 1994, IN BOOK 941117 AS DOCUMENT NO. 01421, AS RE-RECORDED ON DECEMBER 14, 1994 IN BOOK 941214 AS DOCUMENT NO. 00132 AND AS AMENDED IN DOCUMENT RECORDED JULY 21, 2000 IN BOOK 20000721 AS DOCUMENT NO. 00265, ALL OF OFFICIAL RECORDS.

EXHIBIT “B”*
LIST OF PLEDGED DOCUMENTS

SEE ATTACHED

*  Registrants agree to furnish supplementally a copy of the omitted schedules to the Securities Exchange Commission upon its request.